PENN-AMERICA INSURANCE COMPANY

                  420 S. York Road, Hatboro, Pennsylvania 19040
          Telephone: (215) 443-3652 * Fax: (800)882-8569/(215) 441-5098

                             FACSIMILE TRANSMISSION

FAX:      805-445-1480                       DATE:    April 30, 1999

TO:       Charles Smith

COMPANY:  Carnegie General Agency, Inc.

FROM:     John DiBiasi

                                   PAGE 1 OF 1

MESSAGE:

RE: PENN-AMERICA AND PENN-STAR CALIFORNIA AUTO PROGRAMS

Dear Charles:

I had not heard from you as a follow-up to our Tuesday conversation regarding the California programs and, when I called, I found you were out for the day. I have also called Jack. We have already made a public announcement for the termination of the programs so I need to establish some parameters. Certainly, I want to hear back from either you or Jack as soon as possible about what you've got going.

First, although I've already given you notice that we are terminating both the Penn-America and Penn-Star programs, this is the official 90-day written notice. As such, both programs will officially end on August 1, 1999. I realize that, for marketing reasons, you may wish to move much faster than that. Nonetheless, it is still necessary to give you the official 90-day notice.

As with the runoff of the Nevada program, please take us off any competitive rating systems by August 1. Also, I would prefer that you not reinstate policies cancelled for non-payment but I can be flexible on this item.

As for claims handling, i.e. Platinum, Tom Bowie feels you are doing a very good job and was impressed with your overall operation. If you would like to continue handling claims, that is fine. Please let me know.

Charles, after a long run together, I'm personally disappointed that it is no longer feasible for Penn-America to continue in this overheated competitive environment. Realistically there are many capable players operating with much greater efficiencies and totally different cost structures. While Penn-America can no longer compete effectively I wish you good luck with your operation, which is clearly top notch. Please let me know what information you need to make a smooth transition.

Regards,


/s/ John DiBiasi

JMDB:srm

cc: Jack Smith